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                                                                EXHIBIT 23.2

                          CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of Safeguard Scientifics, Inc. on Form S-8 (File Nos. 33-41853, 33-31840, 2-79617, 2-63245, 33-48579, 33-48462, 2-72362, 33-72559 and 33-72560) and on
Form S-3 (File No. 2-93525) of our report dated February 2, 1998, on our audit of the consolidated financial statements of Cambridge Technology Partners (Massachusetts), Inc. as of December 31, 1997 and for the year then ended, which report is included in this annual report of Safeguard Scientifics. Inc. on Form 10-K.


/s/ Coopers & Lybrand L.L.P.

Boston, Massachusetts
March 27, 1998


                          REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Cambridge Technology Partners (Massachusetts), Inc.:

We have audited the consolidated balance sheet of Cambridge Technology Partners (Massachusetts), Inc. as of December 31, l997 and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Cambridge Technology Partners (Massachusetts), Inc. as of December 31, 1997, and the consolidated results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

/s/ Coopers & Lybrand L.L.P.

Boston, Massachusetts
February 2, 1998